Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020 and subsequent quarterly reports on Form 10-Q, and include the following:

•	natural disasters, climate change and public health crises, including the COVID-19 pandemic, could have an adverse impact on our cash flow and operating results;

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2020 and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Investor Relations Senior Manager	Corporate Communications Manager
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces First Quarter 2020 Operating Results

ROCKVILLE, Md. (May 6, 2020) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2020. For the three months ended March 31, 2020 and 2019, net income available for common shareholders was $0.70 per diluted share and $0.78 per diluted share, respectively.
Highlights for the quarter and subsequent events include:

•	Generated funds from operations available for common shareholders (FFO) per diluted share of $1.50 for the quarter compared to $1.56 in first quarter 2019.

•
Signed leases for 466,453 sf of comparable space in the first quarter at an average rent of $26.78 psf and achieved cash basis rollover growth on those comparable spaces of 5%, 14% on a straight-line basis.

•
Declared a regular quarterly cash dividend of $1.05 per common share, resulting in an indicated annual rate of $4.20 per common share payable on July 15, 2020 to common shareholders of record as of June 22, 2020.

•	Sold 1 building on Colorado Boulevard in Pasadena, California subsequent to quarter end for $16.1 million.

•	Drew down $990 million of the $1 billion revolving credit facility in March 2020.

•	Closed on a new $400 million unsecured term loan. Proceeds will be used to repay balances outstanding under Federal Realty’s $1 billion credit facility.

“Our thoughts and prayers go out to all of those impacted by the virus itself along with great thanks and respect for those operating every day on the front lines,” said Donald C. Wood, President and Chief Executive Officer. “Our company went into this pandemic in a very strong position both from an operating and balance sheet perspective and fully expect to emerge retaining our market leadership position given our superior real estate and financial liquidity and flexibility.”

Financial Results
Net income available for common shareholders was $52.8 million and earnings per diluted share was $0.70 for first quarter 2020 versus $58.1 million and $0.78, respectively, for first quarter 2019.
In the first quarter 2020, Federal Realty generated FFO of $114.3 million, or $1.50 per diluted share. This compares to FFO of $116.9 million, or $1.56 per diluted share, in first quarter 2019.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The portfolio was 93.6% leased as of March 31, 2020, and the comparable portfolio was 94.2% leased. In first quarter 2020, comparable property POI decreased -2.5%. This metric was negatively impacted by COVID-19 related impacts of -1.7% and a negative lease termination fee impact compared to first quarter 2019 of -1.8%. Comparable property POI represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment.
During the first quarter 2020, Federal Realty signed 82 leases for 491,003 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 466,453 square feet at an average rent of $26.78 per square foot compared to the average contractual rent of $25.58 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 5%, 14% on a straight-line basis.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.05 per common share, resulting in an indicated annual rate of $4.20 per common share. The regular common dividend will be payable on July 15, 2020 to common shareholders of record as of June 22, 2020.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on July 15, 2020 to common shareholders of record as of July 1, 2020.

Summary of Other Quarterly Activities and Recent Developments
April 21, 2020 - Federal Realty sold the historic Pottery Barn building at the intersection of Colorado Boulevard and Fair Oaks Avenue in Old Pasadena, California, one of the most high-profile retail streets in Southern California. The building was part of the Colorado Boulevard property and was sold for $16.1 million.
May 6, 2020 - Federal Realty closed on a new $400 million unsecured term loan. Proceeds will be used to repay balances outstanding under the Company’s $1 billion unsecured credit facility. The term loan bears interest at LIBOR plus 135 basis points and will mature in May 2021, with an option to extend the loan until May 2022.
COVID-19 Update (as of May 1, 2020):

•	All 104 properties are open and operating.

•	Approximately 53% of total April 2020 billed recurring rents have been collected to date.

•
Approximately 47% of our commercial tenants are open and operating based on annualized base rent. Annualized base rent reflects the aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of March 31, 2020.

•
Construction activity has paused at Assembly Row, Santana West, and other redevelopments and smaller projects. Construction activities continue at Pike & Rose and other redevelopments and smaller projects although at a slower pace as COVID-19 safety protocols are observed at all sites.

•
$995 million of cash and cash equivalents as of March 31, 2020. Pro forma for the recent unsecured term loan financing, as of March 31, 2020, Federal Realty had approximately $1.4 billion of liquidity in cash and undrawn availability under its revolving credit facility.

•	Previously withdrew 2020 guidance given the complex and rapidly evolving circumstances around the COVID-19 pandemic.

Additional information on the impact of the COVID-19 pandemic on the Company's business to date is available in a presentation posted on the Investor section of Federal Realty's website.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty's operating performance on its first quarter 2020 earnings conference call, which is scheduled for Thursday, May 7, 2020 at 8:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 3585364 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through May 21, 2020 by dialing 855.859.2056; Passcode: 3585364.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,000 tenants, in 24 million square feet, and over 2,700 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 52 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2020 and subsequent quarterly reports on Form 10-Q, and include the following:

•	natural disasters, climate change and public health crises, including the COVID-19 pandemic, could have an adverse impact on our cash flow and operating results;

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2020 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
March 31, 2020
	Three Months Ended
	March 31,
	2020	2019
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$230,798	$231,492
Mortgage interest income	759	735
Total revenue	231,557	232,227
EXPENSES
Rental expenses	44,312	44,260
Real estate taxes	29,064	27,687
General and administrative	10,251	9,565
Depreciation and amortization	62,188	59,622
Total operating expenses	145,815	141,134

OPERATING INCOME	85,742	91,093

OTHER INCOME/(EXPENSE)
Other interest income	308	177
Interest expense	(28,445)	(28,033)
Loss from partnerships	(1,164)	(1,434)
NET INCOME	56,441	61,803
Net income attributable to noncontrolling interests	(1,678)	(1,659)
NET INCOME ATTRIBUTABLE TO THE TRUST	54,763	60,144
Dividends on preferred shares	(2,010)	(2,010)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$52,753	$58,134
EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$0.70	$0.78
Weighted average number of common shares	75,360	74,200
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$0.70	$0.78
Weighted average number of common shares	75,360	74,200

Federal Realty Investment Trust
Consolidated Balance Sheets
March 31, 2020
	March 31,	December 31,
	2020	2019
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,751,718 and $1,676,866 of consolidated variable interest entities, respectively)	$7,774,485	$7,535,983
Construction-in-progress (including $84,034 and $102,583 of consolidated variable interest entities, respectively)	671,486	760,420
Assets held for sale	5,796	1,729
	8,451,767	8,298,132
Less accumulated depreciation and amortization (including $306,861 and $296,165 of consolidated variable interest entities, respectively)	(2,258,994)	(2,215,413)
Net real estate	6,192,773	6,082,719
Cash and cash equivalents	994,688	127,432
Accounts and notes receivable, net	153,243	152,572
Mortgage notes receivable, net	30,332	30,429
Investment in partnerships	25,960	28,604
Operating lease right of use assets	94,147	93,774
Finance lease right of use assets	52,079	52,402
Prepaid expenses and other assets	216,692	227,060
TOTAL ASSETS	$7,759,914	$6,794,992
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $476,944 and $469,184 of consolidated variable interest entities, respectively)	$552,813	$545,679
Notes payable, net	993,752	3,781
Senior notes and debentures, net	2,807,848	2,807,134
Accounts payable and accrued expenses	245,968	255,503
Dividends payable	81,899	81,676
Security deposits payable	21,941	21,701
Operating lease liabilities	74,082	73,628
Finance lease liabilities	72,059	72,062
Other liabilities and deferred credits	150,410	157,938
Total liabilities	5,000,772	4,019,102
Commitments and contingencies
Redeemable noncontrolling interests	159,534	139,758
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 75,622,504 and 75,540,804 shares issued and outstanding, respectively	760	759
Additional paid-in capital	3,166,899	3,166,522
Accumulated dividends in excess of net income	(818,284)	(791,124)
Accumulated other comprehensive loss	(7,265)	(813)
Total shareholders’ equity of the Trust	2,502,107	2,535,341
Noncontrolling interests	97,501	100,791
Total shareholders’ equity	2,599,608	2,636,132
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,759,914	$6,794,992

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
March 31, 2020
	Three Months Ended
	March 31,
	2020	2019
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1) (2)
Net income	$56,441	$61,803
Net income attributable to noncontrolling interests	(1,678)	(1,659)
Depreciation and amortization of real estate assets	56,046	53,489
Amortization of initial direct costs of leases	4,900	4,750
Funds from operations	115,709	118,383
Dividends on preferred shares	(1,875)	(1,875)
Income attributable to operating partnership units	790	729
Income attributable to unvested shares	(356)	(344)
FFO	$114,268	$116,893
Weighted average number of common shares, diluted	76,208	75,010
FFO per diluted share	$1.50	$1.56

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$116,765	$60,411
Tenant improvements and incentives	10,661	5,792
Total non-maintenance capital expenditures	127,426	66,203
Maintenance capital expenditures	2,762	1,468
Total capital expenditures	$130,188	$67,671

Dividends and Payout Ratios
Regular common dividends declared	$79,403	$76,106
Dividend payout ratio as a percentage of FFO	69%	65%

Noncontrolling Interests Supplemental Information (2)
Property operating income (1)	$2,927	$3,056
Depreciation and amortization	(1,457)	(1,530)
Interest expense	(582)	(596)
Net income	$888	$930

Notes:

1)	See Glossary of Terms.

2)	Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

Federal Realty Investment Trust
Market Data
March 31, 2020
	March 31,
	2020	2019
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	76,367	75,506
Market price per common share	$74.61	$137.85
Common equity market capitalization including operating partnership units	$5,697,742	$10,408,502

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$5,857,742	$10,568,502

Total debt (3)	4,354,413	3,156,559

Total market capitalization	$10,212,155	$13,725,061

Total debt to market capitalization at market price per common share	43%	23%

Total debt to market capitalization excluding our revolving credit facility balance (4)	36%	N/A

Notes:

1)	Amounts include 744,617 and 669,377 operating partnership units outstanding at March 31, 2020 and 2019, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs from our consolidated balance sheet.

4)
As of March 31, 2020, we had $990.0 million outstanding on our revolving credit facility, which was drawn primarily to provide maximum flexibility in addressing the evolving impacts of the COVID-19 pandemic. We ended the quarter with approximately $994.7 million of cash.

Federal Realty Investment Trust
Components of Rental Income (1)
March 31, 2020

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Minimum rents (2)
Commercial	$158,805	$155,263
Residential	20,618	19,164
Cost reimbursements	43,703	44,454
Percentage rents	1,820	1,935
Other	5,852	10,676
Total rental income	$230,798	$231,492

Notes:

1)
All income from tenant leases are reported as a single line item called "Rental Income." We have provided above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.

2)
Minimum rents include $4.2 million and $1.4 million for the three months ended March 31, 2020 and 2019, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.9 million and $1.8 million for the three months ended March 31, 2020 and 2019, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
March 31, 2020

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q1 include: Assembly Row - Phase 2 Retail and Phase 3, Cocowalk, Darien, Pike & Rose Phase 2 Retail and Phase 3, The Shops at Sunset Place, 700 Santana Row, Freedom Plaza, a portion of Graham Park Plaza, and all properties acquired or disposed of from Q1 2019 to Q1 2020. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Operating income	$85,742	$91,093
Add:
Depreciation and amortization	62,188	59,622
General and administrative	10,251	9,565
Property operating income (POI)	158,181	160,280
Less: Non-comparable POI - acquisitions/dispositions	(3,502)	(2,972)
Less: Non-comparable POI - redevelopment, development & other	(6,896)	(5,744)
Comparable property POI	$147,783	$151,564

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	March 31,
	2020	2019	% Change
	(in thousands)
Rental income	$213,526	$218,110

Rental expenses	(39,159)	(40,389)
Real estate taxes	(26,584)	(26,157)
	(65,743)	(66,546)

Comparable property POI	$147,783	$151,564	(2.5)%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Redevelopment and tenant improvements and incentives	$30,917	$16,758
Maintenance capital expenditures	2,504	1,439
	$33,421	$18,197

Comparable Property - Occupancy Statistics (2)
	At March 31,
	2020	2019
GLA - comparable commercial properties	22,117,000	22,307,000
Leased % - comparable commercial properties	94.2%	94.5%
Occupancy % - comparable commercial properties	92.2%	93.5%

Notes:
1)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.
2)	See page 26 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Summary of Outstanding Debt
March 31, 2020
	As of March 31, 2020
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
The Shops at Sunset Place	9/1/2020	5.62%	$61,585
29th Place	1/31/2021	5.91%	3,816
Sylmar Towne Center	6/6/2021	5.39%	16,532
Plaza Del Sol	12/1/2021	5.23%	8,183
The AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	67,025
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,611
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	56,450
Various Hoboken (14 Buildings)	Various through 2029	Various (3)	33,342
Chelsea	1/15/2031	5.36%	5,508
Hoboken (1 Building) (4)	7/1/2042	3.75%	16,796
Subtotal			554,653
Net unamortized premium and debt issuance costs			(1,840)
Total mortgages payable, net			552,813		3.98%

Notes payable
Revolving credit facility (5)	1/19/2024	LIBOR + 0.775%	990,000
Various	Various through 2028	11.31%	3,812
Subtotal			993,812
Net unamortized debt issuance costs			(60)
Total notes payable, net			993,752		1.81%	(8)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			2,819,200
Net unamortized discount and debt issuance costs			(11,352)
Total senior notes and debentures, net			2,807,848		3.67%

Total debt, net			$4,354,413	(6)

Total fixed rate debt, net			$3,364,413	77%	3.73%
Total variable rate debt			990,000	23%	1.77%	(8)
Total debt, net			$4,354,413	100%	3.28%	(8)

	Three Months Ended
	March 31,
	2020	2019
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (9)	3.95x	4.17x

Notes:

1)
Mortgages payable does not include our share of the debt on our unconsolidated real estate partnerships. At March 31, 2020, our share was approximately $53.8 million. At March 31, 2020, our noncontrolling interests share of mortgages payable was $59.8 million.

2)	We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.

3)	The interest rates on these mortgages range from 3.91% to 5.00%.

4)
The mortgage loan has a fixed interest rate; however, the rate resets every five years until maturity. The current rate is fixed until July 1, 2022, and the loan is prepayable at par anytime after this date.

5)
In March 2020, in order to strengthen our financial position and balance sheet, maximize liquidity, and provide maximum flexibility to continue our business initiatives as the effects of the COVID-19 pandemic continue to evolve, we borrowed $990.0 million under our revolving credit facility, representing a draw-down of almost the entirety of our $1.0 billion credit facility. The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2020 was $990.0 million. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three months ended March 31, 2020 was 1.7%.

6)	Excluding the borrowings on our revolving credit facility as further described in Note 5, the weighted average remaining term on our debt is 10 years.

7)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 8.

8)	The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

9)
Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2020
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (2)
	(in thousands)
2020	$4,952	$60,593	$65,545		1.5%	1.5%	3.9%
2021	$4,890	277,546	282,436		6.5%	8.0%	2.9%
2022	$4,139	366,323	370,462		8.5%	16.5%	3.4%
2023	$4,324	275,000	279,324		6.4%	22.9%	3.0%
2024	$4,353	1,290,000	1,294,353		29.6%	52.5%	2.3%	(3)
2025	$3,996	44,298	48,294		1.1%	53.6%	3.9%
2026	$3,456	52,450	55,906		1.3%	54.9%	5.9%
2027	$3,061	690,570	693,631		15.9%	70.8%	3.8%
2028	$2,934	—	2,934		0.1%	70.9%	7.0%
2029	$2,770	458,099	460,869		10.5%	81.4%	3.3%
Thereafter	$8,012	805,899	813,911		18.6%	100.0%	4.2%
Total	$46,887	$4,320,778	$4,367,665	(1)	100.0%
Notes:

1)
The total debt maturities differ from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of March 31, 2020.

2)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

3)
The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility, which had $990.0 million outstanding at March 31, 2020. Our revolving credit facility matures on January 19, 2024, plus two six month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
March 31, 2020

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization will be dependent upon the duration of governmental restrictions and the duration and severity of the economic impacts of COVID-19 which are highly uncertain at this time.

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Darien	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$10	2023
CocoWalk	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building with 24,000 square feet of retail; complete renovation of the west wing.	6%-7%	$85 - $90	$56	2021
Freedom Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$30	2021
Bala Cynwyd (6)	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$23	$19	2021
7021 Hollywood Blvd	Los Angeles, CA	Renovation of the center and three vacant spaces to accommodate a new 39,000 square foot anchor tenant	9%	$19	$11	2021
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$9	2021
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, and a façade renovation for the entire center	8%	$10	$1	2021
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$5	2020
Flourtown	Flourtown, PA	Development of a new 4,550 square foot two-tenant pad building	7%	$3	$0	2021
Total Active Redevelopment projects (4)			6%	$305 - $324	$141

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)
Project formerly known as Jordan Downs Plaza. Cost to date and projected cost are net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2019 Form 10-K for additional information. Stabilization has been impacted by the COVID-19 pandemic.

(6)	Construction has been halted per government mandate due to the COVID-19 pandemic.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
March 31, 2020

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, timing of stabilization, and POI expected in any one year will be dependent upon the duration of governmental restrictions and the duration and severity of the economic impacts of COVID-19 which are highly uncertain at this time. Construction on Assembly Row and Santana Row has been paused as a result of governmental restrictions. Construction at Pike & Rose continues, although at a slower pace as COVID-19 safety protocols are observed.

		Projected	Total	Costs to
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%	$465 - 485	$239		150,000 square feet of office space pre-leased
						Openings projected to begin in 2021

Future Phases	- 1.5M SF of commercial - 329 residential units	TBD	TBD

Pike & Rose, North Bethesda, MD
Phase III	- 212,000 SF of office - 4,000 SF of retail	6-7%	$128 - 135	$84	(4)	Opening projected to begin in 2020
Future Phases	- 740,000 SF of commercial - 741 residential units	TBD	TBD

Santana Row, San Jose, CA
700 Santana Row	- 301,000 SF of office - 18,000 SF of retail & 1,300 parking spaces - Redevelopment of Santana Row Park including the installation of a new retail pavilion	7-8%	$210 - 220	$198		Office 100% pre-leased, delivered in Q1 2020
						11,000 square feet of retail has opened

Santana West - Phase I	- 376,000 SF of office - 1,750 parking spaces	7%	$250 - 270	$71		Openings projected to begin in 2021
Future Phases	-321,000 SF of commercial -395 residential units -604,000 SF of commercial across from Santana Row	TBD	TBD

Notes:

(1)
Anticipated opening dates, total cost, and projected return on investment (ROI) are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)
Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.

(4)
Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III to be delivered in 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
March 31, 2020

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Huntington	Huntington, NY
	Bethesda Row	Bethesda, MD	Plaza El Segundo	El Segundo, CA
	Dedham Plaza	Dedham, MA	Riverpoint Center	Chicago, IL
	Fairfax Junction	Fairfax, VA	The Shops at Sunset Place	South Miami, FL
	Fourth Street	Berkeley, CA	Third Street Promenade	Santa Monica, CA
	Fresh Meadows	Queens, NY	Wildwood	Bethesda, MD
	Hastings Ranch Plaza	Pasadena, CA	Willow Grove	Willow Grove, PA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase III include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase III include approximately 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Significant Property Acquisitions & Disposition
March 31, 2020

Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
January 10, 2020	Westfair Shopping Center	Fairfax, Virginia	49,000	$22.3	Guitar Center	(1)
February 12, 2020	Hoboken (2 buildings)	Hoboken, New Jersey	12,000	$14.3		(2)
(1) This acquisition was primarily funded by 163,322 downREIT operating partnership units. This property is adjacent to, and is operated as part of our Fairfax Junction property.
(2) This acquisition is in addition to the 37 buildings previously acquired, and was completed through the joint venture that was formed in 2019, for which we own a 90% interest. The purchase price includes the assumption of $8.9 million of mortgage debt. These buildings include 6 residential units in addition to the commercial GLA listed above.

Significant Disposition

Date	Property	City/State	Sales Price
			(in millions)
April 21, 2020	Colorado Blvd (1 building)	Pasadena, California	$16.1

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$48,981		10	114,000	93%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	234,879		17	534,000	97%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	105,487		21	324,000	97%	194	25,000	The Fresh Market	Buy Buy Baby / Container Store / Ulta
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,979		2	38,000	81%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	40,674		11	124,000	99%		23,000	Aldi	CVS / Planet Fitness
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,692		10	144,000	92%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,374		18	250,000	93%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,161		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,925		16	207,000	97%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,920		19	132,000	93%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,127		7	73,000	100%		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	58,456		26	359,000	97%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,211		26	236,000	87%		55,000	Giant Food	Petsmart / Office Depot
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	162,499	67,025	36	370,000	100%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	85,713		29	569,000	96%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	12,986		10	92,000	97%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,960		25	227,000	98%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	105,875		14	297,000	96%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	633,778		24	469,000	97%	765			iPic Theater / Porsche / Uniqlo / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	49,398		13	172,000	91%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,733		10	117,000	97%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	40,786		16	266,000	95%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	50,027	4,409	12	186,000	80%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,349		14	N/A	98%	282
Sam's Park & Shop		Washington-Arlington-Alexandria, DC-VA-MD-WV	14,159		1	51,000	100%				Target
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,715		12	112,000	91%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	5,340		5	50,000	96%		11,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	69,906	6,783	16	258,000	91%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	25,999		12	87,000	96%		20,000	Balducci's	CVS / Flower Child
		Total Washington Metropolitan Area	2,106,089		433	5,977,000	95%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	107,305	40,000	22	223,000	100%				Marshalls / Ross Dress for Less / Ulta / Michaels

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	111,024	12,611	32	330,000	93%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd	(8)	Los Angeles-Long Beach-Anaheim, CA	19,708		1	61,000	100%	12			Pottery Barn / Banana Republic / True Foods Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,319		22	241,000	88%		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	178,955		32	441,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	53,454		18	297,000	96%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	26,495		3	71,000	73%				CB2 / Ingram Book Group
Freedom Plaza	(4) (6)	Los Angeles-Long Beach-Anaheim, CA	38,688		9	77,000	100%		31,000	Smart & Final	Blink Fitness / Ross Dress for Less
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,806		15	274,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	57,973		3	179,000	93%				Marshalls / L.A. Fitness / La La Land
Kings Court	(5)	San Jose-Sunnyvale-Santa Clara, CA	11,604		8	79,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	36,249		8	97,000	86%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	80,889		12	139,000	99%				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,936	8,183	4	48,000	100%				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	293,164	125,000	50	501,000	94%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(5)	San Jose-Sunnyvale-Santa Clara, CA	46,078		22	212,000	100%		11,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,071,688		45	1,197,000	97%	662			Crate & Barrel / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	43,761	16,532	12	148,000	91%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	79,191		2	208,000	77%				adidas / Old Navy / J. Crew / Muji
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,572		44	653,000	98%				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,544,859		364	5,476,000	96%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	97,221		46	409,000	92%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / L.A. Fitness
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	48,280	11,500	11	99,000	97%				Banana Republic / Gap / Williams-Sonoma
Darien		Bridgeport-Stamford-Norwalk, CT	58,502		9	58,000	89%	2			Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	93,342		17	404,000	98%		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	81,803		9	146,000	85%		43,000	Fairway Market	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	31,880		13	106,000	96%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	36,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	29,565		15	133,000	74%		61,000	Shop Rite
Hoboken	(4) (9)	New York-Newark-Jersey City, NY-NJ-PA	215,505	106,588	3	171,000	94%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	46,736		21	263,000	79%				Nordstrom Rack / Buy Buy Baby / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,399		18	74,000	84%				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	102,764		21	239,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Mercer Mall	(7)	Trenton, NJ	129,268	55,368	50	551,000	91%		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	127,009	43,600	21	192,000	99%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	40,980		19	211,000	99%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,140,002		274	3,092,000	92%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	26,968		22	266,000	87%		24,000	Acme Markets	Kohl's / L.A. Fitness
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	61,028		23	294,000	98%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,707		28	268,000	89%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,114		24	156,000	99%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,693		21	227,000	99%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,263		29	363,000	98%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	32,569		15	228,000	91%				Marshalls / Ulta
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,499		17	124,000	87%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	30,194		13	211,000	90%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,786		14	251,000	97%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	319,821		206	2,388,000	94%

New England
Assembly Row / Assembly Square Marketplace	(6)	Boston-Cambridge-Newton, MA-NH	846,569		65	805,000	98%	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,444		15	116,000	96%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,459	5,508	37	222,000	93%				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	46,778		19	246,000	87%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	150,209		19	223,000	94%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,117		17	149,000	95%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	17,038		15	169,000	100%		55,000	Super Stop & Shop	Floor & Décor
		Total New England	1,148,983		215	1,978,000	96%

South Florida
Cocowalk	(4) (10)	Miami-Fort Lauderdale-West Palm Beach, FL	161,934		3	168,000	85%				Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	73,341		17	191,000	94%		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Sunset Place	(4)	Miami-Fort Lauderdale-West Palm Beach, FL	124,404	61,585	10	523,000	62%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	98,326		67	426,000	96%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	458,005		97	1,308,000	81%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	26,917		24	242,000	98%		16,500	Aldi	Dick's Sporting Goods

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2020
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Perring Plaza		Baltimore-Columbia-Towson, MD	32,562		29	396,000	99%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	122,282	52,705	35	314,000	94%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	18,107		4	32,000	96%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,370		1	4,000	100%	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	25,982		7	80,000	96%		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	31,714		18	70,000	97%
		Total Baltimore	279,934		118	1,138,000	97%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	35,800		14	168,000	91%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,428		21	278,000	91%				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,833		11	140,000	99%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,000		17	211,000	93%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,061		63	797,000	93%

Other
Barracks Road		Charlottesville, VA	69,971		40	500,000	95%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	31,715		22	266,000	82%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Durham-Chapel Hill, NC	35,210		14	159,000	89%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,123		20	217,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	13,122	5,499	11	127,000	82%		75,000	Giant Food
29th Place		Charlottesville, VA	41,153	3,816	15	169,000	98%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond, VA	102,776		37	463,000	85%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	314,070		159	1,901,000	90%

Grand Total			$8,525,824	$626,712	1,929	24,055,000	94%	2,794

Notes:
(1)	Includes "Finance lease right of use assets."
(2)
The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(3)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules and Summary of Redevelopment Opportunities for Freedom Plaza.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	On April 21, 2020, we sold a portion of this property for $16.1 million, which is included as "assets held for sale" on our consolidated balance sheet.
(9)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(10)	This property includes interests in five buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2020

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2020	76	100%	466,453	$26.78	$25.58	$559,471	5%	6.8	$14,633,657	$31.37	(7) (10)
4th Quarter 2019	99	100%	461,952	$37.78	$35.41	$1,091,731	7%	7.4	$18,521,400	$40.09	(7)
3rd Quarter 2019	95	100%	468,643	$38.93	$36.31	$1,230,724	7%	8.9	$21,650,073	$46.20	(7)
2nd Quarter 2019	113	100%	378,756	$42.68	$39.75	$1,109,393	7%	6.8	$12,545,948	$33.12	(7)
Total - 12 months	383	100%	1,775,804	$36.24	$33.99	$3,991,319	7%	7.5	$67,351,078	$37.93

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2020	29	38%	151,171	$32.72	$30.44	$345,686	8%	8.2	$13,395,793	$88.61	(7) (10)
4th Quarter 2019	45	45%	212,341	$36.77	$33.22	$753,437	11%	10.0	$17,786,164	$83.76	(7)
3rd Quarter 2019	52	55%	316,916	$32.74	$30.85	$598,230	6%	11.0	$21,167,910	$66.79	(7)
2nd Quarter 2019	49	43%	135,840	$43.21	$37.07	$833,706	17%	8.7	$12,059,702	$88.78	(7)
Total - 12 months	175	46%	816,268	$35.53	$32.43	$2,531,059	10%	9.8	$64,409,569	$78.91

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2020	47	62%	315,282	$23.93	$23.25	$213,785	3%	5.9	$1,237,864	$3.93	(10)
4th Quarter 2019	54	55%	249,611	$38.64	$37.28	$338,294	4%	5.3	$735,236	$2.95
3rd Quarter 2019	43	45%	151,727	$51.87	$47.70	$632,494	9%	6.1	$482,163	$3.18
2nd Quarter 2019	64	57%	242,916	$42.38	$41.25	$275,687	3%	5.7	$486,246	$2.00
Total - 12 months	208	54%	959,536	$36.84	$35.32	$1,460,260	4%	5.7	$2,941,509	$3.07

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2020					82	491,003	$27.46	7.3	$17,337,865	$35.31
4th Quarter 2019					112	494,768	$38.46	7.7	$22,021,754	$44.51
3rd Quarter 2019					103	491,414	$39.73	9.1	$22,620,379	$46.03
2nd Quarter 2019					115	382,656	$42.61	6.8	$12,852,603	$33.59
Total - 12 months					412	1,859,841	$36.75	7.8	$74,832,601	$40.24

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $2.8 million ($5.37 per square foot) in 1st Quarter 2020, $1.1 million ($1.65 per square foot) in 4th Quarter 2019, $7.0 million ($3.21 per square foot) in 3rd Quarter 2019, and $4.4 million ($10.25 per square foot) in 2nd Quarter 2019 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in either the Projected Cost for those properties on the Summary of Redevelopment Opportunities or was included in the cost to complete estimate at acquisition.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

(10)
The annual increase over the prior rent calculated on a straight line basis for leases signed during the first quarter of 2020 was 14% for comparable leases, 18% for new leases, and 12% for renewal leases.

Federal Realty Investment Trust
Lease Expirations
March 31, 2020

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2019	595,000	4%	$17.52	537,000	8%	$35.96	1,131,000	5%	$26.27
2020	1,419,000	10%	$19.86	844,000	12%	$44.53	2,264,000	10%	$29.07
2021	1,970,000	13%	$17.92	974,000	14%	$43.70	2,944,000	13%	$26.45
2022	1,524,000	10%	$21.58	903,000	13%	$46.25	2,427,000	11%	$30.76
2023	2,403,000	16%	$18.48	915,000	13%	$46.54	3,318,000	15%	$26.21
2024	1,517,000	10%	$21.64	779,000	11%	$43.03	2,296,000	10%	$28.89
2025	813,000	5%	$21.87	427,000	6%	$50.21	1,241,000	6%	$31.64
2026	832,000	6%	$34.40	483,000	7%	$47.67	1,315,000	6%	$39.28
2027	791,000	5%	$22.94	412,000	6%	$53.28	1,203,000	6%	$33.34
2028	932,000	6%	$25.54	389,000	5%	$45.76	1,321,000	6%	$31.49
Thereafter	2,252,000	15%	$25.54	353,000	5%	$46.47	2,604,000	12%	$28.37
Total (3)	15,048,000	100%	$21.92	7,016,000	100%	$45.32	22,064,000	100%	$29.36

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2019	351,000	2%	$20.09	508,000	7%	$35.59	859,000	4%	$29.26
2020	369,000	2%	$14.84	534,000	8%	$46.79	903,000	4%	$33.72
2021	254,000	2%	$22.42	583,000	8%	$43.02	837,000	4%	$36.77
2022	386,000	3%	$24.28	563,000	8%	$42.51	949,000	4%	$35.10
2023	581,000	4%	$22.78	456,000	6%	$45.68	1,036,000	5%	$32.85
2024	334,000	2%	$21.79	420,000	6%	$43.20	754,000	3%	$33.71
2025	537,000	4%	$23.51	354,000	5%	$46.88	891,000	4%	$32.80
2026	744,000	5%	$21.98	466,000	7%	$46.63	1,211,000	6%	$31.47
2027	626,000	4%	$18.64	414,000	6%	$49.87	1,040,000	5%	$31.07
2028	795,000	5%	$22.26	367,000	5%	$44.12	1,162,000	5%	$29.16
Thereafter	10,071,000	67%	$22.19	2,351,000	34%	$47.53	12,422,000	56%	$26.98
Total (3)	15,048,000	100%	$21.92	7,016,000	100%	$45.32	22,064,000	100%	$29.36

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of March 31, 2020.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of March 31, 2020.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2020

Overall Portfolio Statistics (1)	At March 31, 2020			At March 31, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	24,055,000	22,508,000	93.6%	24,177,000	22,724,000	94.0%

Residential Properties (units)	2,794	2,670	95.6%	2,669	2,560	95.9%

Comparable Property Statistics (1)	At March 31, 2020			At March 31, 2019

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (4) (sf)	22,117,000	20,835,000	94.2%	22,307,000	21,079,000	94.5%

Residential Properties (units)	2,663	2,549	95.7%	2,663	2,556	96.0%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At March 31, 2020 leased percentage was 97.2% for anchor tenants and 86.7% for small shop tenants.
(4)	Occupied percentage was 91.5% and 93.0% at March 31, 2020 and 2019, respectively, and comparable property occupied percentage was 92.2% and 93.5% at March 31, 2020 and 2019, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2020

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	Splunk, Inc.	NR / NR / NR	$25,066,000	3.43%	536,000	2.01%	2
2	TJX Companies, The	A / A2 / NR	$18,863,000	2.58%	963,000	3.61%	30
3	Ahold Delhaize	BBB / Baa1 / BBB+	$15,108,000	2.07%	852,000	3.19%	14
4	L.A. Fitness International LLC	B / B2 / NR	$11,289,000	1.54%	465,000	1.74%	11
5	Gap, Inc., The	BB / Ba1 / NR	$11,092,000	1.52%	321,000	1.20%	26
6	Bed, Bath & Beyond, Inc.	B+ / Ba2 / NR	$10,886,000	1.49%	626,000	2.35%	16
7	CVS Corporation	BBB / Baa2 / NR	$9,878,000	1.35%	254,000	0.95%	19
8	AMC Entertainment Inc.	B / B3 / NR	$7,239,000	0.99%	321,000	1.20%	6
9	Home Depot, Inc.	A / A2 / A	$7,104,000	0.97%	478,000	1.79%	6
10	Ross Stores, Inc.	BBB+ / A2 / NR	$6,535,000	0.89%	315,000	1.18%	11
11	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.88%	289,000	1.08%	6
12	Michaels Stores, Inc.	B / Ba2 / NR	$6,393,000	0.87%	330,000	1.24%	14
13	Hudson's Bay Company (Saks, Lord & Taylor)	NR / NR / NR	$6,332,000	0.87%	220,000	0.82%	4
14	Bank of America, N.A.	A- / A2 / A+	$6,083,000	0.83%	106,000	0.40%	24
15	Kroger Co., The	BBB / Baa1 / NR	$6,066,000	0.83%	529,000	1.98%	11
16	Nordstrom, Inc.	BBB- / Baa2 / BBB+	$5,933,000	0.81%	219,000	0.82%	6
17	DSW, Inc	NR / NR / NR	$5,692,000	0.78%	223,000	0.84%	11
18	Best Buy Co., Inc.	BBB / Baa1 / NR	$5,670,000	0.78%	186,000	0.70%	4
19	Ulta Beauty, Inc.	NR / NR / NR	$5,187,000	0.71%	150,000	0.56%	14
20	Whole Foods Market, Inc.	A+ / A2 / NR	$4,772,000	0.65%	167,000	0.63%	4
21	Barnes & Noble, Inc.	NR / NR / NR	$4,503,000	0.62%	207,000	0.78%	8
22	Starbucks Corporation	BBB+ / Baa1 / BBB+	$4,423,000	0.61%	69,000	0.26%	40
23	AB Acquisition LLC (Acme, Safeway)	B+ / B1 / NR	$4,192,000	0.57%	412,000	1.54%	7
24	Wells Fargo Bank, N.A.	A- / A2 / A+	$4,184,000	0.57%	51,000	0.19%	13
25	J. Crew Group, Inc.	CCC- / Caa2 / NR	$3,992,000	0.55%	64,000	0.24%	10
	Totals - Top 25 Tenants		$202,907,000	27.76%	8,353,000	31.30%	317

	Total (5):		$730,860,000	(2)	26,686,000	(4)

Notes:
(1)	Credit Ratings are as of March 31, 2020. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of March 31, 2020.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Tenant Diversification by Category
March 31, 2020

The below reflects the breakout of our Annualized Base Rent1 as of March 31, 2020 by type of tenant:

25% of Annualized Base Rent comes from Essential Retail

20% of Annualized Base Rent comes from Office and Residential

Notes:

(1)
Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces and occupied residential units as of March 31, 2020. Excludes redevelopment square footage not yet placed in service.

(2)	Communications & Home Office includes: Telecommunications, Electronics, and Office Supply.
(3)	Other Essential includes: Auto, Liquor, Home Improvement, Pets, and Medical.
(4)	Total Restaurants comprise full service (less than 8%) and quick service (less than 8%).
(5)	Experiential includes: Activity, Cinema, and Entertainment.

Glossary of Terms

EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended
	March 31,
	2020	2019
	(in thousands)
Net income	$56,441	$61,803
Interest expense	28,445	28,033
Other interest income	(308)	(177)
Income tax benefit	(75)	(111)
Depreciation and amortization	62,188	59,622
Adjustments of EBITDAre of unconsolidated affiliates	1,730	1,793
EBITDAre	$148,421	$150,963

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements. Costs related to redevelopments require judgment by management in determining what reflects base building cost and thus, is not included in the "tenant improvements and incentives" amount.